                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             REVENUESHARES ETF TRUST
         (Exact name of registrant as specified in its Trust Instrument)

Delaware                                                  See Next Page
(State of incorporation or organization)                 (I.R.S. Employer
                                                         Identification No.)

2005 Market Street, Suite 2020, Philadelphia, PA               19103
(Address of principal executive offices)                    (Zip Code)

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(b)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(c), check the following box. [X]

If this form relates to the  registration  of a class of securities  pursuant to
Section  12(g)  of  the  Exchange  Act  and is  effective  pursuant  to  General
Instruction A.(d), check the following box. [ ]

Securities  Act  registration  statement file number to which this form relates:
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                Name of each exchange on which
             to be so registered                each class is to be registered
 Shares of beneficial interest, no par value           NYSE Arca, Inc.

Securities to be registered pursuant to Section 12 (g) of the Act:

                                      None
                                (Title of class)

Item 1. Descriptions of Registrant's Securities to be Registered.

     A  description  of the shares of  beneficial  interest,  no par  value,  of
RevenueShares ETF Trust (the "Trust") to be registered hereunder is set forth in
the  Trust's   Registration   Statement  on  Form  N-1A  (Commission  File  Nos.
333-139501; 811-21993), which description is incorporated herein by reference.

     The Trust  currently  consists of three  separate  series.  The  respective
I.R.S. Employer Identification Numbers of each series are as follows:

RevenueShares Large Cap Fund                        39-2064010
RevenueShares Mid Cap Fund                          39-2064008
RevenueShares Small Cap Fund                        39-2064009

Item 2. Exhibits

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                    SIGNATURE

     Pursuant to the  requirements of Section 12 of the Securities  Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned,  thereto duly authorized,  as of this 20th day of February, 2008.

                                            REVENUESHARES ETF TRUST

                                    By:     /s/Vincent T. Lowry
                                    Name:   Vincent T. Lowry
                                    Title:  President